Exhibit 3.2

BYLAWS

OF

HILLENBRAND, INC.

(Effective as of February 10, 2026)

ARTICLE I

IDENTIFICATION

Section 1.1. Name. The name of the Corporation is Hillenbrand, Inc. (the “Corporation”).

Section 1.2. Registered Office and Registered Agent. The initial registered office and initial registered agent of the Corporation shall be as specified in the Articles of Incorporation of the Corporation (the “Articles”), but such registered office and registered agent may be changed from time to time by the Board of Directors of the Corporation (the “Board”) in the manner provided by law and the registered office need not be identical to the principal office of the Corporation.

Section 1.3. Principal Office and Other Offices. The principal office of the Corporation shall be located at any place, within or without the State of Indiana, as designated in the Corporation’s most current biennial report filed with the Indiana Secretary of State. The Corporation may also have offices at such other places or locations, within or without the State of Indiana, as the Board may determine or the business of the Corporation may require.

ARTICLE II

SHARES

Section 2.1. Certificates for Shares.

(a) Form of Certificate. Certificates representing shares of the Corporation (“Share Certificates”) shall be in such form as the Board may prescribe from time to time, provided that each Share Certificate shall comply with all applicable requirements of Section 23-1-26-6(b), (c), and (d) of the Indiana Business Corporation Law (the “IBCL”). In addition each Share Certificate shall include such notations, legends, or statements as may be required by (i) IBCL Section 23-1-26-8 in order to make restrictions on the transfer or registration of transfer of shares enforceable against holders of the shares represented by the Share Certificate and transferees of such holder, and (ii) federal and Indiana securities laws. Notwithstanding the foregoing provisions of this Section 1.4(a) and any other provision of these Bylaws to the contrary, the Board may adopt a system of issuance, recordation, and transfer of the Corporation’s shares by electronic or other means not involving the issuance of certificates, provided that any such system shall comply with the IBCL.

(b) Officer Signatures. Every Share Certificate shall be signed in the name of the Corporation by the President and the Secretary or an Assistant Secretary. Any and all of the signatures on the Share Certificate may be by facsimile.

Bylaws of Hillenbrand, Inc.

Section 2.2. Transfer of Shares. When a Share Certificate, duly endorsed or accompanied by proper evidence of succession, assignment, authority to transfer and any other transfer documentation required by law or by agreement, is surrendered to the Secretary, Assistant Secretary or transfer agent of the Corporation, the Corporation shall cause a new Share Certificate to be issued to the person(s) entitled thereto, shall cancel the surrendered Share Certificate, and shall record the transaction upon its books.

Section 2.3. Lost or Destroyed Certificates. A new Share Certificate may be issued without the surrender and cancellation of a prior Share Certificate that is lost, apparently destroyed, or wrongfully taken when each of the following conditions are met: (i) the request for the issuance of a new Share Certificate is made within a reasonable time after the owner of the prior Share Certificate has notice of its loss, destruction, or theft; (ii) such request is received by the Corporation prior to its receipt of notice that the prior Share Certificate has been acquired by a bona fide purchaser; and (iii) the owner of the prior Share Certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Board to indemnify the Corporation against any claim, expense, or liability that might result from the issuance of a new Share Certificate.

Section 2.4. Transfer Agent and Registrars. The Board may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, as the Board determines to be appropriate.

Section 2.5. Equitable Interests Need Not Be Recognized. The Corporation and its officers and other representatives and agents shall be entitled to treat the holder of record of any shares of the Corporation as the absolute owner and holder of those shares for all purposes, and, accordingly, shall not be obligated to recognize any legal, equitable, or other claim to or interest in those shares on the part of any other person(s), whether or not any notice (express, implied, or otherwise) of such other claim or interest has been given to the Corporation (and/or any of its officers or other representatives or agents), except as expressly provided to the contrary by applicable law, the Articles, or these Bylaws.

ARTICLE III

SHAREHOLDERS

Section 3.1. Annual Meetings. The annual meeting of shareholders shall be held each year on the date and at the time as shall be fixed by the Board. At each annual meeting, the shareholders shall elect the directors who shall serve as members of the Board and transact such other business as properly may be brought before the meeting. The failure to hold an annual meeting of shareholders at the time fixed by the Board does not affect the validity of any corporate action.

Bylaws of Hillenbrand, Inc.

Section 3.2. Special Meetings.

(a) Authorization to Call Special Meetings. The President, the Board, any member of the Board, or the holder(s) of at least twenty-five percent of all of the votes entitled to be cast on any issue to be considered at the special meeting may call a special meeting of shareholders at any time for the purpose of taking any action described in the meeting notice which is permitted to be taken by the shareholders under the IBCL, the Articles, and these Bylaws.

(b) Procedure for Calling Special Meetings. If a special meeting of shareholders is called by any person other than the Board, the demand for the special meeting, dated and signed by the requesting person(s) and describing the purpose or purposes for which the special meeting is to be held, shall be delivered personally or sent by United States mail (first class postage prepaid), reputable delivery service, or facsimile transmission to the Secretary of the Corporation. The Secretary or Assistant Secretary of the Corporation shall then cause notice of the special meeting to be given promptly in the manner provided in Section 3.4 of these Bylaws. Any special meeting called pursuant to this Section 3.2 shall be held not more than seventy-five days following (a) the date on which the Board called the meeting, or (b) if called by any person other than the Board, the date of the receipt by the Secretary of the demand for the special meeting. If notice of a special meeting validly demanded by one or more shareholders is not given to shareholders within sixty days after the demand was delivered to the Secretary of the Corporation or the special meeting is not held in accordance with the notice, any shareholder who signed a valid demand for the special meeting may apply for a court ordered meeting as provided in IBCL Section 23-1-29-3.

Section 3.3. Place of Meetings. All annual and special meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be determined by the Board and specified in the notices thereof or in the waivers of notice thereof. If no designation is so made, the place of the meeting shall be the principal office of the Corporation.

Section 3.4. Notice of Meetings.

(a) Recipients and Time of Notice. Notice of all annual and special meetings of shareholders shall be given in writing to (i) each shareholder entitled to vote at such meeting, and (ii) when, and only when, required by the IBCL (e.g., under the circumstances contemplated by IBCL Sections 23-1-38-3, 23-1-40-3, or 23-1-41-2), or the Articles, shareholders not entitled to vote at the meeting. Such notice shall be given by the Secretary or an Assistant Secretary, or if there are not such officers, by the President or a Vice President. The notice shall be given no fewer than ten days nor more than sixty days before the meeting date.

(b) Procedure for Giving Notice. Written notice of annual and special meetings of shareholders shall be given in any of the following ways: (i) personal delivery; (ii) any form of wire or wireless communication; (iii) electronically; (iv) first class, certified, or registered United States mail, postage prepaid; (v) private carrier service, fees prepaid or billed to the sender; or (vi) any other manner permitted by IBCL Sections 23-1-20-29 or 23-1-29-5 (if applicable), or other applicable law. Notices shall be deemed effective as of the times specified in IBCL Section 23-1-20-29 or other applicable law.

(c) Contents of Notice. Notice of any annual or special meeting of shareholders:

(1) in all cases, shall include the date, time and the place of the meeting;

Bylaws of Hillenbrand, Inc.

(2) in the case of a special meeting of shareholders, shall include a description of the purpose or purposes for which the meeting is called; and

(3) in the case of either an annual or a special meeting, if the business to be transacted at the meeting relates to: (i) an amendment to the Articles pursuant to IBCL Section 23-1-38-3, shall state, contain, or be accompanied by the information required by IBCL Section 23-1-38-3; (ii) the approval of a plan of merger or share exchange pursuant to IBCL Section 23-1-40-3, shall state, contain, or be accompanied by the information required by IBCL Section 23-1-40-3; (iii) the sale, lease, exchange, or disposition of the Corporation’s assets requiring shareholder approval pursuant to IBCL Section 23-1-41-2, shall state or contain the information required by IBCL Section 23-1-41-2; and (iv) corporate action creating dissenters’ rights under IBCL Section 23-1-44-8, shall state that shareholders are or may be entitled to assert dissenters’ rights under IBCL Section 23-1-44, et seq.

(4) Waiver of Notice. A shareholder may waive any notice required by the IBCL, the Articles, or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. In addition, a shareholder’s attendance at a meeting waives objections to the extent and in the manner provided by IBCL Section 23-1-29-6.

(5) Adjourned Meetings. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, except in the case where a new record date for the adjourned meeting is, or must be, fixed, in which event notice of the adjourned meeting must be given pursuant to the requirements of this Section 3.4 to those persons who are shareholders entitled to notice as of the new record date. The Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

(6) Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any annual or special meeting of shareholders, shareholders entitled to demand a special meeting or to take any other action, shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix a future date as the record date. Such record date shall not be more than seventy days before the meeting or action requiring such determination of shareholders. If no record date is so fixed by the Board for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, shareholders entitled to demand a special meeting or to take other action, or of shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(i) with respect to notice of, and voting at, an annual shareholder meeting or any special shareholder meeting called by the Board or any person specifically authorized by the Board or these Bylaws to call a meeting (other than shareholders), the date which is one calendar day before the first notice is delivered to shareholders;

Bylaws of Hillenbrand, Inc.

(ii) with respect to the right to demand a special meeting of shareholders, the date the first shareholder signs the demand;

(iii) with respect to notice of, and voting at, a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand;

(iv) with respect to the payment of a share dividend, the date the Board authorizes the share dividend;

(v) with respect to actions taken in writing without a meeting pursuant to Section 3.7 of these Bylaws, the first date a signed written consent is delivered to the Corporation, unless prior action of the Board is required with respect to such shareholder action, in which case, the date shall be the day the resolution of the Board taking the prior action was adopted; and

(vi) with respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board authorizes the distribution.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.4(c)(6), such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

Section 3.5. Voting at Meetings.

(a) Voting Rights. Subject to the provisions of the IBCL and these Bylaws, only persons in whose names shares entitled to vote stand on the share records of the Corporation on the record date shall be entitled to vote at annual and special meetings of the shareholders. Except as otherwise provided by the IBCL or by the provisions of the Articles, at each annual and special meeting of the shareholders, each outstanding share of the Corporation standing in the shareholder’s name on the books of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed votes cast opposing the action, unless the Articles or the IBCL require a greater number of affirmative votes. Unless otherwise provided in the Articles, members of the Board shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting of shareholders at which a quorum is present. Unless otherwise provided in the Articles, shareholders do not have the right to cumulate their votes for directors. If the Articles or the IBCL provide for voting by a single voting group on a matter, any action on that matter is taken when voted upon by that voting group. Redeemable shares are not entitled to vote after notice of redemption is mailed to the shareholders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the shareholders the redemption price on surrender of the shares.

Bylaws of Hillenbrand, Inc.

(b) Voting By Proxy. A shareholder is entitled to vote either in person or by a proxy that conforms to the requirements of IBCL Section 23-1-30-3 and is received, at or before the meeting, by the Secretary or other person authorized to tabulate votes. The attendance or the vote at any meeting of a proxy of any shareholder so appointed shall for all purposes be considered as the attendance or vote in person of such shareholder. The appointment of a proxy shall be valid for eleven months from the date of its execution, unless a shorter or longer period is expressly provided in the appointment. Each appointment of a proxy shall be revocable by the shareholder unless it conspicuously states that it is irrevocable and the appointment is coupled with an interest as provided in IBCL Section 23-1-30-3.

(c) Voice Voting; Written Ballot. Voting at any meeting of shareholders may be by voice vote or by written ballot, except that, in any election of directors, voting must be by written ballot if voting by written ballot is requested by any shareholder entitled to vote.

(d) Quorum. At each annual or special meeting of shareholders, a majority of the votes entitled to be cast on any matter at the meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. If a quorum is not present or represented at any annual or special meeting of the shareholders, the meeting may be adjourned by majority vote of the shares entitled to vote which are present, either in person or by proxy, until such time as the requisite number of voting shares constituting a quorum is present. If, after adjournment, a new record date is set for the adjourned meeting, the existence of a quorum shall be redetermined in accordance with the provisions of this Section 3.5(d).

Section 3.6. List of Shareholders. After fixing a record date for a meeting of shareholders, the officer or agent having charge of the share transfer book of the Corporation shall prepare, in accordance with IBCL Section 23-1-30-1, a list of the shareholders of the Corporation entitled to notice of the meeting. Such list shall, subject to IBCL Section 23-1-52-2(c), be available for inspection and copying by any record shareholder (or his or her agent or attorney authorized in writing) during regular business hours and at such shareholder’s expense, beginning five business days before the date of the meeting for which the list was prepared and continuing through the meeting and any adjournment of the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The original or duplicate share register or transfer book shall be the only evidence as to the persons who are entitled as shareholders to examine such list, the share ledger or transfer book, or to vote at such meeting.

Section 3.7. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, and without prior notice, if consents in writing setting forth the action taken and bearing the date of signature of the shareholder(s) signing the consent are (i) signed by the holders of outstanding shares having at least the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, and (ii) delivered

Bylaws of Hillenbrand, Inc.

to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent has the effect of a vote taken at a meeting, may be described as a vote in any document and shall be effective when written consents signed by sufficient shareholders to take the action are delivered to the Corporation, unless the consent specifies a different prior or subsequent effective date. The Corporation shall provide notice with respect to any action taken by consent of voting shareholders to nonvoting and/or nonconsenting shareholders to the extent and in the manner required by IBCL Section 23-1-29-4(e) and (f).

Section 3.8. Meeting by Telephone or Similar Communications Equipment. Any or all shareholders may participate in any annual or special meeting of shareholders by, or through the use of, conference telephone or any other means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.9. Acceptance of Signatures. The actions of the Corporation and its officers, agents, and/or inspectors in connection with or with respect to accepting, rejecting, or giving effect to shareholder votes, consents, waivers, and proxy appointments and/or determining the validity of proxies shall be governed by IBCL Section 23-1-30-5.

ARTICLE IV

DIRECTORS

Section 4.1. Powers and Duties. Subject to any limitations that may be set forth in the IBCL and/or the Articles, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board.

Section 4.2. Number of Directors; Qualifications.

(a) Number of Directors. The Board shall consist of one member or such other number (but in no case less than one) as the Board may from time to time determine by resolution; provided that, no decrease in the number of directors shall have the effect of removing any director prior to expiration of that director’s term of office.

(b) Qualifications. Directors need not be residents of the State of Indiana, or of any other state of the United States, or shareholders or employees of the Corporation. Each director shall qualify by accepting his election to office either expressly or by acting as a director.

Section 4.3. Election of Directors; Term. Except as otherwise provided in Sections 4.4 and 4.5 of these Bylaws, the directors shall be elected each year at the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The term of each director, including a director elected to fill a vacancy, shall expire at the next annual meeting of shareholders following the director’s election; provided that, despite the expiration of a director’s term, the director shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.

Bylaws of Hillenbrand, Inc.

Section 4.4. Resignation and Removal of Directors.

(a) Resignation. Any director may resign from the Board at any time by delivering written notice of resignation to the Board or to the President or the Secretary of the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date or any effective date determined upon the happening of an event, in either of which cases the resignation is effective at the specified time.

(b) Removal. Any or all of the directors may be removed, for good cause, only at a meeting of the shareholders of the Corporation called expressly for that purpose, by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election of directors voting together as a single class. Directors may not be removed in the absence of good cause.

Section 4.5. Vacancies on the Board of Directors. If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, the vacancy shall be filled as provided in the Articles.

Section 4.6. Meetings of the Board of Directors.

(a) Regular Annual Meetings. A regular annual meeting of the Board of Directors shall be held, without notice, immediately following, and at the same place as, the annual meeting of the shareholders for the purpose of organizing the Board and transacting such other business as may properly come before the meeting.

(b) Other Regular Meetings. Other regular meetings shall be held at such times and places, either within or without the State of Indiana, as may be designated from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, any such other regular meeting may be held without notice of the date, time, place, or purpose of the meeting.

(c) Special Meetings. Special meetings of the Board may be called by the President or any member of the Board. The person authorized to call special meetings of the Board may fix any place within the county where the Corporation has its principal office as the place for holding such special meeting, unless the directors have otherwise unanimously agreed.

(d) Notice of Special Meetings. Notice of the date, time, and place of any special meeting of the Board shall be given at least two days prior to the meeting date either orally or in writing, by any means of communication; provided that, if notice of the special meeting is mailed, the notice shall be deposited in the United States mail at least five days prior to the scheduled time of the meeting and shall be properly addressed, with postage prepaid. The notice need not describe the purpose of the special meeting. Any director may waive any notice required by the IBCL, the Articles, or these Bylaws before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records of the Corporation. A director’s attendance at or participation in any meeting of the Board waives any required notice of such meeting unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Bylaws of Hillenbrand, Inc.

(e) Business to be Transacted. Neither the business to be transacted during, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or any waiver of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any regular or special meeting of the Board.

(f) Quorum; Vote Required for Action. A majority of the number of directors fixed in accordance with Section 4.2(a) of these Bylaws shall constitute a quorum for the transaction of any and all business (other than to adjourn) at any regular or special meeting of the Board. A majority of the directors present at any directors’ meeting, whether or not a quorum, may adjourn from time to time by fixing a new meeting time and place prior to taking adjournment, but if any directors’ meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given, prior to the reconvening of the adjourned meeting, to any directors not present at the time the adjournment was taken. If a quorum is present when a vote is taken at any regular or special meeting of the Board, the affirmative vote of a majority of directors present is the act of the Board, unless the affirmative vote of a greater number of directors is required by the IBCL, the Articles, or these Bylaws. A meeting at which a quorum initially is present may continue to transact business, notwithstanding the withdrawal of one or more directors, if any action taken is approved by the affirmative vote of at least a majority of the required quorum for that meeting.

Section 4.7. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all members of the Board and the action is evidenced by one or more written consents describing the action taken, signed by each member of the Board, delivered to the Secretary and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 4.7 is effective when the last director signs the consent unless (i) the consent specifies a different prior or subsequent effective date, in which case the consent is effective on that date, or (ii) no effective date contemplated by the preceding clause (i) is designated and the action taken under this Section 4.7 is taken electronically as contemplated by Indiana Code Section 26-2-8, in which case the effective date is the date determined in accordance with Indiana Code Section 26-2-8. A consent signed under this Section 4.7 has the effect of a meeting vote and may be described as such in any document. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all of the directors.

Section 4.8. Meeting by Telephone or Similar Communications Equipment. Any or all directors may participate in any regular or special meeting of the Board by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.9. Committees of Directors.

(a) Creation of Committees. The Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, each of whom shall serve at the pleasure of the Board.

Bylaws of Hillenbrand, Inc.

(b) Selection of Members. The creation of a committee and the appointment of members to it must be approved by the greater of: (i) a majority of all of the directors in office when the action is taken; or (ii) the number of directors required to take action (other than to adjourn a meeting) pursuant to Section 4.6(f) of these Bylaws.

(c) Committee Procedures. Sections 4.6 through 4.8 of these Bylaws, which govern meetings, action without meetings, notice, waiver of notice, quorum, and voting requirements of the Board, apply to committees of the Board and their members as well, except that the date, time, and place of regular meetings of committees may be determined either by resolution of the Board or of the members of the committees. The Board may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

(d) Delegation of Authority. Each committee may exercise the authority of the Board which the Board delegates to such committee in the resolution creating the committee or in subsequent resolutions; provided that, a committee may not take any of the actions specified in IBCL Section 23-1-34-6(e) or otherwise precluded by the IBCL, the Articles, or these Bylaws.

Section 4.10. Presumption of Assent. A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding the meeting or transacting business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 4.11. Compensation of Directors. Directors and committee members may receive such compensation, if any, for their services, and may be reimbursed for expenses incurred by them on behalf of the Corporation, in the manner and to the extent provided in resolutions duly adopted by the Board. This Section 4.11 shall not preclude any director from also serving as an officer, employee, or agent of the Corporation and receiving compensation from the Corporation for service in any of those capacities.

ARTICLE V

OFFICERS

Section 5.1. Principal Officers. The principal officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, if the Board, in its discretion, determines to do so, one or more Vice Presidents appointed pursuant to Section 5.6(c) of these Bylaws.

Section 5.2. Appointment of Officers; Tenure.

(a) Appointment of Officers. After their appointment, the initial directors shall meet and organize by appointing a President, a Secretary, a Treasurer and such additional officers permitted by these Bylaws as the Board shall determine to be appropriate.

Bylaws of Hillenbrand, Inc.

(b) Qualifications. The officers of the Corporation may, but need not, be members of the Board, and any two or more offices may be held by the same person.

(c) Tenure. Each officer of the Corporation shall serve at the pleasure of the Board and the election or appointment of an officer does not itself create contract rights. If an officer of the Corporation is appointed by the Board for a designated term, the Board may, nonetheless, remove the officer at any time prior to the termination of that term. If no term is specified, an officer shall hold office until the officer’s death, resignation, or removal pursuant to Section 5.4 of these Bylaws.

Section 5.3. Subordinate Officers. Subordinate officers, including Assistant Secretaries and Assistant Treasurers and such other officers or agents as may be desired, may from time to time be appointed by the Board or by any officer empowered to do so by the Board and shall have such authority and shall perform such duties as are provided in these Bylaws or as the Board or the appointing officer may from time to time determine.

Section 5.4. Resignation and Removal of Officers.

(a) Resignation. Any officer may resign at any time by delivering written notice to the Board, the President, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Unless otherwise specified in the resignation notice, acceptance of any resignation shall not be necessary to make it effective.

(b) Removal. Any of the principal officers specified in Section 5.1 of these Bylaws may be removed, at any time with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board. Any subordinate officer appointed pursuant to Section 5.3 of these Bylaws may be removed, at any time with or without cause, by (i) action of the Board at any regular or special meeting of the Board, or (ii) if the officer being removed was appointed by another officer, by the appointing officer.

Section 5.5. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, the same may be filled by the Board at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in these Bylaws for regular appointment to office. If an officer resigns effective at a future date, and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date, if the Board provides that the successor does not take office until the effective date.

Section 5.6. Powers and Duties of Officers.

(a) General Powers and Duties. Each principal officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the authority and duties prescribed by the Board or, subject to any limitations that may be imposed by the Board, by direction of the President. Subordinate officers shall have authority and duties as provided for in accordance with Section 5.3 of these Bylaws.

Bylaws of Hillenbrand, Inc.

(b) President. The President shall be the chief executive officer of the Corporation and shall have general charge of, and supervision and authority over, all of the operations of the Corporation. The President (i) shall have general supervision of and direct all officers of the Corporation, (ii) shall see that all orders and resolutions of the Board are carried into effect, (iii) shall sign, with the Secretary or an Assistant Secretary, all Share Certificates of the Corporation, and (iv) in general, shall exercise all powers and perform all duties incident to the office of President and such other powers and duties as may from time to time be delegated to him or her by the Board or as may be specified in these Bylaws. If no Chairman of the Board is elected or appointed or in the absence of the Chairman of the Board or his or her inability or refusal to act, the President shall preside at meetings of the shareholders and Board and may exercise any and all of the powers of the Chairman of the Board.

(c) Secretary. The Secretary (i) shall prepare and keep the minutes of all meetings of the Board and the minutes of all meetings of the shareholders, in books provided for that purpose, (ii) shall attend to the giving and serving of all notices, (iii) when required, may attest the signature of any officer of the Corporation to any contracts, conveyances, transfers, assignments, encumbrances, authorizations and other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal (if any) of the Corporation thereto, (iv) when necessary or appropriate, shall authenticate records of the Corporation, (v) shall sign, with the President, all Share Certificates of the Corporation and affix the corporate seal (if any) of the Corporation thereto, (vi) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the Share Certificate books, transfer books and share ledgers and such other books and papers as the Board may authorize, direct or provide for, all of which shall be open to the inspection of any director, upon request, at the principal office of the Corporation during the business hours of the Corporation, (vii) shall, in general, perform all the duties incident to the office of Secretary, and (viii) shall have such other powers and duties as may be conferred upon or assigned to him or her by the Board or the President.

Section 5.7. Securities of Other Corporations. Any two principal officers, consisting of the President, the Vice Presidents, the Secretary and the Treasurer of the Corporation, shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Section 5.8. Execution of Checks, Notes, Other Instruments, Deeds, Contracts, Etc. Unless otherwise provided by law, these Bylaws or the Board, all checks, drafts, notes, bonds, orders for the payment of money, other instruments, deeds, mortgages and contracts shall be executed in the name of the Corporation by any officer, signing singly. In addition, written contracts in the ordinary course of business operations may be executed by any other employee of the Corporation designated by the President to execute such contracts.

Section 5.9. Compensation of Officers. The compensation of the officers of the Corporation shall be fixed from time to time by the Board (or a committee thereof), subject to any rights of the officer pursuant to any contract between the officer and the Corporation.

Bylaws of Hillenbrand, Inc.

ARTICLE VI

RECORDS AND REPORTS

Section 6.1. Place of Keeping. Except as otherwise provided by the laws of the State of Indiana, a copy of all records of the Corporation shall be kept at the Corporation’s principal office.

Section 6.2. Inspection of Records.

(a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, those records of the Corporation described in IBCL Section 23-1-52-1(e) if the shareholder gives the Corporation written notice of the shareholder’s demand to do so at least five business days before the date on which the shareholder wishes to inspect and copy.

(b) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, those records of the Corporation described in IBCL Section 23-1-52-2(b), if the shareholder meets the requirements of IBCL Section 23-1-52-2(c) and gives the Corporation written notice of the shareholder’s demand to do so at least five business days before the date on which the shareholder wishes to inspect and copy.

(c) A shareholder’s agent or attorney, if authorized in writing, has the same inspection and copying rights as the shareholder he or she represents.

(d) The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(e) The Corporation may comply with a shareholder’s demand to inspect the record of shareholders under IBCL Section 23-1-52-2(b)(3) by providing the shareholder with a list of its shareholders that was compiled no earlier than the date of the shareholder’s demand.

(f) The use and distribution of any information acquired from records inspected or copied under the rights granted by IBCL Section 23-1-30-1 or 23-1-52-1 through -5 and referred to in this Article VI are restricted solely to the proper purpose described with particularity pursuant to IBCL Section 23-1-52-2(c). This Section 6.2(f) applies whether the use and distribution are by the shareholder, the shareholder’s agent or attorney, or any person who obtains the information (directly or indirectly) from the shareholder or agent or attorney. The shareholder, the shareholder’s agent or attorney, and any other person who obtains the information shall use reasonable care to ensure that the restrictions imposed by IBCL Section 23-1-52-5 are observed.

(g) Nothing set forth in this Section 6.2 is intended to expand, or shall be construed as having expanded, the rights given to shareholders under IBCL Section 23-1-30-1 or 23-1-52-1 through -5 or to have waived or adversely affected any rights and/or remedies that the Corporation may have under the IBCL or any other law.

Section 6.3. Annual Report to Shareholders. Upon written request of any shareholder, the Corporation shall prepare and mail to the shareholder annual financial statements in accordance with IBCL Section 23-1-53-1.

Bylaws of Hillenbrand, Inc.

ARTICLE VII

EMERGENCY BYLAWS

Section 7.1. Definition. An “emergency” exists for purposes of this Article VII if an extraordinary event prevents a quorum of the Corporation’s Board from assembling in time to deal with the business for which the meeting has been or is to be called.

Section 7.2. Provisions. Any provision of these Bylaws which is not consistent with the provisions of this Article VII is of no force or effect during the emergency. The determination as to the existence of an emergency shall be made by at least two of the directors, or one director in the event there are then fewer than three members on the Board. Their finding as to the existence of an emergency shall be set out in writing, which writing shall be made a part of the minutes of any meeting held pursuant to this Section 7.2. During an emergency, notice of any meeting of the Board shall be provided only to those directors whom it is practicable to reach in a timely manner and may be provided in any practicable manner, including telephonically, by email, or by publication by radio or newspaper. One or more officers of the Corporation present at any meeting of the Board held pursuant to this Section 7.2 may be deemed to be a director for the meeting, in order of rank and, if within the same rank, then in order of seniority, as necessary to achieve a quorum. At any meeting held pursuant to this Section 7.2, the Board, as constituted in the manner provided for in this Section 7.2, may take all actions necessary for managing the affairs of the Corporation during the emergency, including, but not limited to, (i) providing for necessary management of the Corporation, including establishing or modifying lines of succession to accommodate the incapacity of any director, officer, employee or agent, (ii) establishing the procedures for calling a meeting of the Board and setting the quorum requirements for the meeting, (iii) designating additional or substitute directors, and (iv) relocating the principal office, designating alternative principal offices or regional offices, or authorizing the officers to do so. All provisions of the non-emergency Bylaws of the Corporation consistent with the emergency Bylaws shall remain effective during the emergency. The emergency Bylaws are effective only for the duration of the emergency.

Section 7.3. Binding Effect. The Corporation is bound by any action taken in good faith in accordance with the emergency Bylaws, and any action taken in good faith in accordance with the emergency Bylaws may not be used to impose liability on any director, officer, employee or agent of the Corporation.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Depositories. Funds of the Corporation not otherwise employed shall be deposited in such banks or other depositories as the Board, the President, or the Treasurer may select or approve.

Section 8.2. Gender and Number. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the female as well as the neuter gender, and the singular shall include the plural wherever appropriate.

Bylaws of Hillenbrand, Inc.

Section 8.3. Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part of these Bylaws or used in the construction or interpretation of these Bylaws.

Section 8.4. Seal. The Corporation need not use a seal but may use a seal if desired in the sole discretion of the Board. If a seal is used, it shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper. The seal may be altered by the Board at its pleasure and may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

Section 8.5. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and shall end at the end of the last day of December in that year.

Section 8.6. Amendments. The Board shall have the exclusive power to make, alter, amend, and repeal the Bylaws of the Corporation upon the affirmative vote of not less than a majority of the directors.

Section 8.7. Governing Law; Exclusive Forum for Certain Claims. These Bylaws shall be governed by and construed in accordance with provisions of the IBCL, as amended. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action brought on behalf of, or in the name of, the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to (A) the Corporation, or (B) any of the Corporation’s constituents identified in IBCL Section 23-1-35-1(d); (iii) any action asserting a claim arising under (A) any provision of the IBCL, or (B) the Corporation’s Articles or Bylaws, as amended from time to time; or (iv) any action otherwise relating to the internal affairs of the Corporation, shall be the Circuit or Superior Courts of Marion County, Indiana, or the United States District Courts of Indiana.

Section 8.8. Severability. Any provision of these Bylaws which is determined to be in invalid or in violation of Indiana law shall not in any way render any of the remaining provisions of these Bylaws invalid.

Bylaws of Hillenbrand, Inc.